EXHIBIT 24
POWER OF ATTORNEY
     The undersigned, a Director of Arbitron Inc. (the “Company”), a Delaware corporation, does hereby make, nominate and appoint SEAN R. CREAMER and TIMOTHY T. SMITH, and each of them, to be my attorney-in-fact for six months from the date hereof, with full power and authority to execute for and on behalf of the undersigned the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended; provided that such Form 10-K is first reviewed by the Audit Committee of the Board of Directors of the Company and by my attorney-in-fact, and his/her name, when thus signed, shall have the same force and effect as though I had manually signed such Form 10-K.
     I have signed this Power of Attorney as of February 24, 2011.

/s/ Shellye L. Archambeau
Shellye L. Archambeau

/s/ David W. Devonshire
David W. Devonshire

/s/ John A. Dimling
John A. Dimling

/s/ Erica Farber
Erica Farber

/s/ Philip Guarascio
Philip Guarascio

/s/ Larry E. Kittelberger
Larry E. Kittelberger

/s/ Luis G. Nogales
Luis G. Nogales

/s/ Richard A. Post
Richard A. Post